Exhibit 10.32

BUZZ HOLDINGS L.P.1

To:
Date:	[Date], 2021
Subject:	Adjustments to Your Equity Interests in Connection with the IPO

As you know, we have filed a registration statement (the “S-1”) for our Class A common stock with the Securities and Exchange Commission in anticipation of a sale of shares of Class A common stock of Bumble Inc. (“Bumble”) to the public (the “IPO”). You are receiving this letter because you are a [U.S.-based member of the our ELT ][member of the Bumble Inc. board of directors]. The below sets forth a summary of the changes that will apply to the equity interests you hold.

You were previously granted Class B Units (the “Aggregator Class B Units”) in Buzz Management Aggregator L.P. (“Bumble Aggregator”), which were issued in exchange for a contribution by you of an equal number of Class B Units (the “Class B Units”) of Buzz Holdings L.P. (“Bumble Holdings”). In connection with the IPO, we will reorganize and reclassify the various interests in Bumble Holdings, including the Class B Units. As part of this reclassification, Bumble Aggregator will redeem the Aggregator Class B Units and, in exchange, will distribute to you the Class B Units relating to the Aggregator Class B Units. All of your Class B Units will be reclassified into “Incentive Units” of Bumble Holdings.

[In addition, you hold Class A Units in Bumble Aggregator (the “Aggregator Class A Units”), which were issued in exchange for a contribution by you of an equal number of Class A Units (the “Class A Units”) of Bumble Holdings. As noted above, in connection with the IPO, we will reorganize and reclassify the various interests in Bumble Holdings, including the Class A Units, and your Aggregator Class A Units will be redeemed by Bumble Aggregator which will, in exchange, distribute to you the Class A Units relating to the Aggregator Class A Units. All of your Class A Units will be reclassified into “Common Units” of Bumble Holdings.]

The precise number of Incentive Units that you will receive (and the “strike price” or “participation threshold” that applies to your Incentive Units) will change only to reflect an adjustment for the reverse stock split we will undertake in connection with the IPO. [Similarly, the precise number of Common Units that you will receive will also be (i) based on the price per share of Bumble Inc. common stock at the IPO and (i) adjusted for the reverse stock split we will undertake in connection with the IPO.]

We will not know the IPO price until the IPO occurs, which means we will not know the value of your Incentive Units [or Common Units ]until the IPO occurs. We will provide you with the number of Incentive Units and the “participation threshold” that applies to your Incentive Units[ as well as the number of your Common Units ] shortly following the completion of the IPO.

The Incentive Units will be subject to the terms of the Second Amended and Restated Buzz Holdings L.P. Limited Partnership Agreement [(the “Bumble Holdings LPA”) ]and will continue to be governed by the terms of your Incentive Unit Award Agreement. Notwithstanding the foregoing, subject to and contingent upon the completion of the IPO, Bumble Holdings hereby agrees that the “Call Option” set forth in Section 4.1(a)(i), Section 4.1(a)(ii), Section 4.1(b) and Section 4.1(c) of the Incentive Unit Award Agreement (the “Repurchase Right”) shall terminate and be of no further force and effect upon and following the completion of the IPO; provided, that the “Call Option” set forth in Section 4.1(a)(iii) (with respect to a Restrictive Covenant Violation (as defined in your Incentive Unit Award Agreement)) shall continue to apply pursuant to the terms of your Incentive Unit Award Agreement.

[1]	Note: Bracketed provisions for notice provided to T. Shaukat only.

[Similarly, the Common Units will be subject to the Bumble Holdings LPA and will continue to be governed by the terms of your Subscription Agreement, except that Bumble Holdings hereby agrees that the “Call Option” set forth in Section 2.1(a)(i), Section 2.1(a)(ii), Section 2.1(b) and Section 2.1(c) of the Subscription Agreement (together with the Repurchase Right described in the previous paragraph, the “Repurchase Right”) shall terminate and be of no further force and effect upon the completion of the IPO; provided, that the “Call Option” set forth in Section 2.1(a)(iii) (with respect to a Restrictive Covenant Violation (as defined in your Subscription Agreement)) shall continue to apply pursuant to the terms of your Subscription Agreement.]

Because the terms of your Incentive Unit Award Agreement, including vesting terms,[ and the Subscription Agreement] shall continue unchanged (except as expressly set forth above with respect to the Repurchase Right) and will apply to the full extent to the Incentive Units[ and the Common Units, as applicable], you will not receive a new award agreement for your Incentive Units[ or a new subscription agreement for your Common Units]. However, you will be required to make a duplicate election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to your Incentive Units attributable to the Class B Units for which you previously made an election under Section 83(b) of the Code. We will provide you with documentation for this Section 83(b) election shortly following the completion of the IPO.

For additional information about the Incentive Units [and the Common Units ]and how your equity holdings will be impacted by the IPO, please refer to the “FAQ” document previously provided. Please contact Caitlin Lucey at [email address] with any questions.

We look forward to beginning this new, exciting chapter as a public company and are excited for the opportunities ahead!

Sincerely,

BUZZ HOLDINGS L.P.

By:
Name:
Title:	Authorized Signatory